Exhibit 99.2
Endwave Corporation
SENIOR EXECUTIVE OFFICER SEVERANCE AND RETENTION PLAN

Section 1.	Introduction.
     The purpose of this Plan is to encourage Eligible Senior Executive Officers to remain as valued employees of the Company. This Plan supersedes any other severance or retention benefit plan, policy or practice maintained by the Company in which the Eligible Senior Executive Officers would otherwise be entitled to participate. This Plan amends and restates, and supersedes in its entirety, the Company’s “Executive Officer Severance and Retention Plan” dated June 5, 2003, as amended through October 15, 2008. Some of the capitalized terms used in this Plan document are defined in Section 6 of this Plan. This Plan document is also the Summary Plan Description for the Plan.

Section 2.	Eligibility For Benefits.
     (a) General Provisions. An Eligible Senior Executive Officer will be eligible to receive Severance Benefits under this Plan in the event his employment with the Company is (a) terminated by the Company for a reason other than Cause or (b) voluntarily terminated by the Eligible Senior Executive Officer for Good Reason within 60 days after the initial occurrence of the circumstances giving rise to Good Reason during the term of this Plan. An Eligible Senior Executive Officer will be eligible to receive Retention Benefits under this Plan if (1) the Eligible Senior Executive Officer is employed by the Company upon the occurrence of any Change in Control that occurs during the term of this Plan or (2) his employment is terminated by the Company without Cause in connection with, and prior to, such Change in Control. Notwithstanding the foregoing, in the event a Board Composition Change occurs, an Eligible Senior Executive Officer will be eligible to receive Retention Benefits under this Plan even if he is not so employed upon the occurrence of a Change in Control, as long as he was employed by the Company immediately prior to such Board Composition Change. In order to be eligible to receive Benefits under this Plan, an Eligible Senior Executive Officer must execute a general waiver and release in the form attached as Exhibit A and such waiver and release must have become effective as specified in Section 4(c) prior to the payment of such Benefits.
     (b) Exceptions. An Eligible Senior Executive Officer will not be entitled to any Benefits if:
          (1) His employment with the Company is terminated for Cause at any time.
          (2) His employment is voluntarily terminated for a reason other than Good Reason or is terminated by reason of his death, retirement, failure to return from a leave of absence or disability.
          (3) The Eligible Senior Executive Officer is offered an identical or substantially equivalent or comparable position with the Company or an affiliate of the Company. For purposes of the foregoing, a “substantially equivalent or comparable position” is one that offers the employee substantially the same level of responsibility and compensation: provided, however, that if any aspect of the new position would constitute Good Reason, the foregoing shall not preclude the Eligible Senior Executive Officer from being entitled to Benefits under the Plan due to a termination for Good Reason.
          (4) The Eligible Senior Executive Officer is offered immediate reemployment by a successor to the Company or an affiliate of the Company or by a purchaser of its assets, as the case may be, following a change in ownership of the Company or an affiliate of the Company or a sale of substantially all the assets of a division or business unit of the Company or an affiliate of the Company: provided, however, that if any aspect of the new position would constitute Good Reason, the foregoing shall not preclude the Eligible Senior Executive Officer from being entitled to Benefits under the Plan due to a termination for Good Reason. For purposes of the foregoing, “immediate reemployment” means that the Eligible Senior Executive Officer’s employment with the successor to the Company or an affiliate of the Company or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the Eligible Senior Executive Officer does not suffer a lapse in pay as a result of the change in ownership of the Company or an affiliate of the Company or the sale of its assets.

Section 3.	Amount Of Benefit.
     (a) Retention Benefits. Upon a Change of Control, an Eligible Senior Executive Officer’s Retention Benefit will be the full acceleration of vesting of all stock options granted to the Eligible Senior Executive Officer by the Company.
     (b) Severance Benefits. An Eligible Senior Executive Officer’s Severance Benefits will be the benefits set forth in paragraphs (1) through (3) below.
          (1) The Company will provide a severance payment based on the Eligible Senior Executive Officer’s then-effective base salary (and not commissions, bonuses or other variable pay) determined in accordance with the following table:

Severance Payment Amount & Option Exercisable Period
Termination Occurs within
	One Month prior to, or within	Termination Occurs Prior to,
	Six Months after, a Change in	and not in Connection with,
Name	Control	a Change in Control
Edward A. Keible, Jr.	Greater of (a) 24 months and (b) 4 months for each full year of employment by the Company	Greater of (a) 12 months and (b) 2 months for each full year of employment by the Company

John J. Mikulsky	Greater of (a) 18 months and (b) 3 months for each full year of employment by the Company	Greater of (a) 9 months and (b) 1.5 months for each full year of employment by the Company
          (2) If the Eligible Senior Executive Officer is, immediately prior to termination of employment, enrolled in the Company’s health and/or dental plan and timely elects to continue coverage under such health or dental plan at the time of the Eligible Senior Executive Officer’s termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the COBRA premiums for such health and/or dental insurance coverage for the Eligible Senior Executive Officer and his then-covered dependents for the period of time following termination of employment determined in accordance with the following table:

Name	COBRA Benefits Period
Edward A. Keible, Jr.	Greater of (a) 12 months and (b) 2 months for each full year of employment by the Company

John J. Mikulsky	Greater of (a) 9 months and (b) 1.5 months for each full year of employment by the Company
No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment of any applicable premiums during the COBRA benefits period set forth in the foregoing table will be credited, except for purposes of COBRA premium assistance under the American Recovery and Reinvestment Act of 2009 (the “ARRA”), as payment by the Eligible Senior Executive Officer for purposes of his or her payment required under COBRA. The period during which an Eligible Senior Executive Officer must elect to continue the Company’s group medical or dental coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Senior Executive Officer, and all other rights and obligations of the Eligible

Senior Executive Officer under COBRA (except the obligations of the Company hereunder) will be applied in the same manner that such rules apply in the absence of this Plan. At the conclusion of the COBRA benefits period set forth in the foregoing table, the Eligible Senior Executive Officer will be responsible for the entire payment of premiums required under COBRA for the remainder of the COBRA period, if any, except to the extent that the Eligible Senior Executive Officer qualifies under the ARRA as an “assistance eligible individual” who is entitled to COBRA premium assistance without recapture. For purposes of this Section 3(b)(2), (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by an Eligible Senior Executive Officer under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Senior Executive Officer. All other benefits (such as life insurance and disability coverage) terminate as of the Eligible Senior Executive Officer’s termination date, except to the extent that any conversion privilege is available thereunder.
          (3) The acceleration of vesting of all stock options granted to the Eligible Senior Executive Officer by the Company will vest in full upon termination of employment and shall remain exercisable for the time period as specified in the table in Section 3(b)(1).
     (c) Income Tax Liabilities and Withholding. All income tax liabilities with respect to payments under this Plan will be solely those of the affected Eligible Senior Executive Officer and not the Company or any other party. The Company will have no obligation to structure Benefit payments or otherwise administer this Plan in a manner as to reduce or eliminate such liabilities. Payments under this Plan will be subject to withholdings and deductions as may be required by law.
     (d) Certain Tax Provisions Affecting Amount of Payments. Anything in this Plan to the contrary notwithstanding, in the event it is determined that any payment by the Company to an Eligible Senior Executive Officer hereunder (a “Payment”) would cause the Eligible Senior Executive Officer to be liable for an excise tax pursuant to Section 4999 of the Code, then the aggregate present value of all amounts payable as Benefits shall be reduced to the Reduced Amount. The “Reduced Amount” will be an amount, expressed in present value, that maximizes the aggregate present value of Benefits without causing any Payment to create an excise tax liability under Section 4999 of the Code. For purposes of this Section 3(d), present value will be determined in accordance with Section 280G(d)(4) of the Code.
     (e) Certain Reductions. The Company in its sole discretion, shall have the authority to reduce an Eligible Senior Executive Officer’s Benefits, in whole or in part, by any other severance benefits, pay and benefits provided during a period following written notice of a plant closing or mass layoff, pay and benefits in lieu of such notice, or other similar benefits payable to the Eligible Senior Executive Officer by the Company or an affiliate of the Company that become payable in connection with the Eligible Senior Executive Officer’s termination of employment pursuant to (i) any applicable legal requirement, including without limitation, the Worker Adjustment and Retraining Notification Act, the California Plant Closing Act, or any other similar state law, (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Eligible Senior Executive Officer to remain on the payroll for a limited period of time after being given notice of termination of the Eligible Senior Executive Officer’s employment, and the Plan Administrator shall so construe and implement the terms of the Plan. Any such reductions that the Company determines to make pursuant to this Section 3(e) shall be made such that any Benefit under the Plan shall be reduced solely by any similar type of benefit under such legal requirement, agreement, policy or practice (i.e. any cash severance Benefits under the Plan shall be reduced solely by any cash payments or severance benefits under such legal requirement, agreement, policy or practice, and any continued insurance benefits under the Plan shall be reduced solely by an continued insurance benefits under such legal requirement, agreement, policy or practice). The Company’s decision to apply such reductions to the Benefits of one Eligible Senior Executive Officer and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the Benefits of any other Eligible Senior

Executive Officer, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance Benefits previously paid being re-characterized as payments pursuant to the Company’s statutory obligation.

Section 4.	Form and Time Of Payment; Right Of Offset.
     (a) Form and Time of Payment. Eligible Senior Executive Officers will receive acceleration of vesting Benefits upon a Change in Control (in the case of Retention Benefits pursuant to Section 3(a)) or upon termination of employment (in the case of Severance Benefits pursuant to Sections 3(b)(3)). Subject to adjustment pursuant to this Section 4, severance payments pursuant to Section 3(b)(1) will be made in the form of equal installment payments on the Company’s regularly scheduled payroll payment dates. COBRA Benefit payments pursuant to Section 3(b)(2) will be made at times deemed appropriate by the Plan Administrator.
     (b) Acceleration of Severance Payments. Notwithstanding the payment schedule set forth in Section 4(a), the timing of Severance payments may be accelerated in the following circumstances:
          (1) Acceleration of Portion of In-Process Severance Payments upon a Change in Control. If an Eligible Senior Executive Officer’s employment terminates prior to the effective date of a Change in Control and the Company has commenced to pay but has not yet completed paying all severance payments that would be made to the Eligible Senior Executive Officer in accordance with the schedule set forth in Section 4(a) at the time a subsequent Change in Control occurs, then upon the effective date of such Change in Control the Company will pay the Exempted Amount (as defined below) to such Eligible Senior Executive Officer in a lump sum.
          (2) Acceleration of Portion of Severance Payments upon Termination of Employment after a Change in Control. If an Eligible Senior Executive Officer’s employment terminates on or after the effective date of a Change in Control then upon the effective date of such termination of employment (subject, however, to the release described in Section 2(a) first becoming effective) the Company will pay the Exempted Amount (as defined below) to such Eligible Senior Executive Officer in a lump sum upon termination of employment.
          (3) Resumption of Installment Payments. The Company will pay the Remaining Amount, if any, according to the installment schedule set forth in Section 4(a), beginning at the time the Exempted Amount would have been paid in full if such amount were paid in accordance with the installment schedule set forth in Section 4(a).
          (3) Definition of “Exempted Amount” and “Remaining Amount.” For the purposes of this Section 4(b):
               (A) “Exempted Amount” means the lesser of (a) the total of all severance payments owed but not yet made to the Eligible Senior Executive Officer on the effective date of a Change in Control (in the case of Section 4(b)(1)) or termination of employment (in the case of Section 4(b)(2)) and (b) the maximum amount of severance payments described in the last sentence of Section 4(c)(1).
               (B) “Remaining Amount” means the positive difference, if any, between (i) the total of all severance payments owed but not yet made to the Eligible Senior Executive Officer on the effective date of a Change in Control (in the case of Section 4(b)(1)) or termination of employment (in the case of Section 4(b)(2)) and (ii) the Exempted Amount.
     (c) Limitations. Notwithstanding anything to the contrary set forth herein:

          (1) Any payments and Benefits provided under the Plan that constitute “deferred compensation” within the meaning of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with an Eligible Senior Executive Officer’s termination of employment unless and until the Eligible Senior Executive Officer has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h) (“Separation From Service”), unless the Company reasonably determines that such amounts may be provided to the Eligible Senior Executive Officer without causing the Eligible Senior Executive Officer to incur the adverse personal tax consequences under Section 409A.
          (2) (i) no Benefit payment will be made, and no Benefit will be effective, under this Plan prior to the last day of any waiting period or revocation period as required by applicable law in order for the general waiver and release required by Section 2(a) of this Plan to be effective, and (ii) if the Company determines that payments of any Benefits provided to an Eligible Senior Executive Officer pursuant to the Plan (any such payments, the “Plan Payments”) constitute “deferred compensation” under Section 409A and if the Eligible Senior Executive Officer is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”), then, solely to the extent necessary to avoid the adverse personal tax consequences under Section 409A, the timing of the Plan Payments will be delayed as follows: on the earliest to occur of (1) the date that is six months and one day after the date of the Eligible Senior Executive Officer’s Separation From Service, and (2) the date of the Eligible Senior Executive Officer’s death (such earliest date, the “Delayed Initial Payment Date”), the Company shall (A) pay the Eligible Senior Executive Officer a lump sum amount equal to the sum of the Plan Payments that the Eligible Senior Executive Officer would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the Plan Payments had not been delayed pursuant to this Section 4(a) and (B) commence paying the balance of the Plan Payments in accordance with the applicable payment schedule. Prior to the imposition of any delay on the Plan Payments as set forth above, it is intended that (i) each installment of the Plan Payments be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (ii) all Plan Payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9)(iii), (iii) the Plan Payments consisting of COBRA premiums also satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(9)(v), and (iv) the Exempted amount may be paid pursuant to Section 4(b).
          (3) In no event shall payment of any Plan Payments under the Plan be made prior to an Eligible Senior Executive Officer’s termination date or prior to the effective date of the release described in Section 2(a). If the Company determines that any Plan Payments constitute “deferred compensation” under Section 409A, and the Eligible Senior Executive Officer’s Separation from Service occurs at a time during the calendar year when the release described in Section 2(a) could become effective in the calendar year following the calendar year in which the Eligible Senior Executive Officer’s Separation from Service occurs, then regardless of when the release is returned to the Company and becomes effective, the release will not be deemed effective any earlier than the latest permitted effective date (the “Release Deadline”). If the Company determines that any Plan Payments constitute “deferred compensation” under Section 409A, then except to the extent that payments may be delayed until the Delayed Initial Payment Date pursuant to Section 4(c)(2), on the first regular payroll date following the effective date of an Eligible Senior Executive Officer’s release, the Company shall (i) pay the Eligible Senior Executive Officer a lump sum amount equal to the sum of the Plan Payments that the Eligible Senior Executive Officer would otherwise have received through such payroll date but for the delay in payment related to the effectiveness of the release and (ii) commence paying the balance, if any, of the Plan Payments in accordance with the applicable payment schedule.
     (d) Right of Offset. If an Eligible Senior Executive Officer is indebted to the Company at the time any cash Benefits are payable, the Company reserves the right to offset any such Benefits under this Plan by the amount of such indebtedness.

Section 5.	Right To Interpret, Amend and Terminate Plan; Other Arrangements; Binding Nature Of Plan.
     (a) Exclusive Discretion. The Plan Administrator will have the exclusive discretion and authority (1) to establish rules, forms and procedures for the administration of this Plan, (2) to construe and interpret this Plan and (3) to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of this Plan including, but not limited to, the eligibility to participate in this Plan and the amount of Benefits paid under this Plan. Such rules, interpretations, computations and other actions of the Plan Administrator will be binding and conclusive on all persons.
     (b) Term Of Plan; Amendment Or Termination; Binding Nature Of Plan.
          (1) Subject to the provisions of Section 5(b)(2), this Plan will be effective until six months after the first Change in Control has occurred; provided, however, that the Company’s obligations to provide Benefits hereunder shall survive until all such Benefits have been paid.
          (2) This Plan may not be amended without the written consent of the Plan Administrator and each Eligible Senior Executive Officer affected by such amendment. This Plan will constitute a contractual right to the Benefits to which such Eligible Senior Executive Officer is entitled hereunder, enforceable by the Eligible Senior Executive Officer against the Company.
          (3) Any action amending or terminating this Plan will be in writing and executed by an officer of the Company duly authorized by the Plan Administrator and any Eligible Senior Executive Officers whose consent is required.
     (c) Other Severance and Retention Arrangements. The Company reserves the right to make other arrangements regarding severance and retention benefits in special circumstances.
     (d) Binding Effect On Successor To Company. This Plan will be binding upon any successor to or assignee of the Company or its business or assets, whether direct or indirect, by Change in Control or otherwise. Any such successor or assignee will be required to perform the Company’s obligations under this Plan. In such event, the term “Company,” as used in this Plan, will mean the Company as hereinafter defined and any successor or assignee as described above which by reason hereof becomes bound by the terms and provisions of this Plan.

Section 6.	Definitions.
     Capitalized terms used in this Plan have the following meanings:
     (a) Benefits means Retention Benefits and Severance Benefits.
     (b) Board Composition Change means the occurrence of a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.
     (c) Cause means misconduct, including but not limited to: (1) conviction of any felony or any crime involving moral turpitude or dishonesty; (2) participation in a fraud or act of dishonesty against the Company; (3) any conduct that, based upon a good faith and reasonable factual investigation and determination by the Company’s Board of Directors, demonstrates a gross unfitness to serve; (4) any conduct that, based upon a good faith and reasonable factual investigation and determination by the Company’s Board of Directors, consists of willful and repetitive acts having the effect of injuring the business or reputation of the Company or any of its affiliates; or (5) intentional, material violation of any contract between the Company and an Eligible Senior Executive Officer or any statutory duty owed by an Eligible Senior Executive Officer to the Company that is not corrected within 30 days after written notice to the Eligible Senior Executive Officer. A physical or mental disability will not constitute “Cause.”
     (d) Change in Control means any of the following:
          (1) a merger or consolidation of the Company after which the Company’s stockholders immediately prior to the merger or consolidation do not have beneficial ownership of at least 50% of the outstanding voting securities of the new or continuing entity or its parent entity (taking into account only such stockholders’ ownership of the Company prior to such merger or consolidation and not any other ownership of the new or continuing entity or its parent entity);
          (2) a transaction or series of related transactions to which the Company is a party and in which a majority of the outstanding shares of the Company’s capital stock are sold, exchanged or otherwise disposed of, after which the Company’s stockholders immediately prior to the first of such transactions do not have beneficial ownership of at least 50% of the outstanding voting securities of the Company or of the entity for which shares of the Company’s capital stock were exchanged (in either such case, taking into account only such stockholders’ ownership of the Company prior to the time such transaction or transactions commenced and not any other ownership of any entity for which shares of the Company’s capital stock were exchanged); and
          (3) a transaction or series of related transactions in which the Company sells, licenses or otherwise transfers for value all or substantially all of its assets to a single purchaser or group of associated purchasers.
     (e) Code means the Internal Revenue Code of 1986, as may be amended from time to time, and the regulations and other applicable guidance promulgated thereunder.
     (f) Company means Endwave Corporation, a Delaware corporation, and any successor as provided in Section 5(d) of this Plan.
     (g) Eligible Senior Executive Officer means Edward A. Keible, Jr. and John J. Mikulsky.
     (h) Good Reason means, with respect to an Eligible Senior Executive Officer:
          (1) a material reduction in the Eligible Senior Executive Officer’s rate of compensation (base salary and bonus target), except a reduction applicable proportionally to all Eligible Senior Executive Officers;
          (2) a substantial diminution in the Eligible Senior Executive Officer’s job responsibilities and authority (but not merely title) with respect to the Company;
          (3) a requirement that the Eligible Senior Executive Officer relocate to a worksite that is more than 50 miles from his prior worksite; or
          (4) a material breach by the Company or any successor to the Company of any material provisions of this Plan, including, but not limited to, the failure or refusal of any successor to the Company to assume the Company’s obligations under this Plan pursuant to Section 5(d).

In order to terminate employment for Good Reason, (i) the Eligible Senior Executive Officer must provide written notice to the Company of the occurrence of one or more of the foregoing events within 30 days following the initial occurrence of the event, and (ii) the Company shall not be required to provide any Benefits under the Plan if it is able to remedy such event(s) within a period of 30 days following such notice.
     (i) Payment has the meaning given to such term in Section 3(d) of this Plan.
     (j) Plan means this Endwave Corporation Senior Executive Officer Severance and Retention Plan.
     (k) Plan Administrator means the Compensation Committee of the Board of Directors of the Company.
     (l) Plan Sponsor means the Company as “Plan Sponsor” within the meaning of ERISA.
     (m) Reduced Amount has the meaning given to such term in Section 3(d) of this Plan.
     (n) Retention Benefits means the benefits calculated pursuant to Section 3(a) of this Plan.
     (o) Severance Benefits means the benefits calculated pursuant to Section 3(b) of this Plan.

Section 7.	No Implied Employment Contract.
     This Plan does not give any employee or other person any right to be retained in the employ of the Company. The Company’s right to discharge any employee or other person at any time and for any reason is hereby reserved.

Section 8.	Legal Construction.
     This Plan is intended to be governed by and will be construed in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and, to the extent not preempted by ERISA, the laws of the State of California.

Section 9.	Claims, Inquiries And Appeals.
     (a) Applications For Benefits And Inquiries. Any application for Benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his authorized representative) at the following address. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.
Endwave Corporation
Attn: Plan Administrator for the
Senior Executive Officer Severance and Retention Plan
130 Baytech Drive
San Jose, CA 95134
     (b) Denial Of Claims. In the event that any application for Benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following: (i) the specific reason or reasons for the denial; (ii) references to the specific Plan provisions upon which the denial is based; (iii) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and (iv) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 9(d) below. This notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.
     (c) Request For A Review. Any person (or that person’s authorized representative) for whom an application for Benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied. A request for a review shall be in writing and shall be addressed to:
Endwave Corporation
Attn: Plan Administrator for the
Senior Executive Officer Severance and Retention Plan
130 Baytech Drive
San Jose, CA 95134
A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his claim. The applicant (or his representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his representative) relating to the claim, without regard to whether such information was submitted or considered in the initial Benefit determination.
     (d) Decision On Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for Benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following: (i) the specific reason or reasons for the denial; (ii) references to the specific Plan provisions upon which the denial is based; (iii) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his claim; and (iv) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.
     (e) Rules And Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing Benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of Benefits to do so at the applicant’s own expense.

     (f) Exhaustion Of Remedies. No legal action for Benefits under the Plan may be brought until the applicant (i) has submitted a written application for Benefits in accordance with the procedures described by Section 9(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 9(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 9, the applicant may bring legal action for Benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 10.	Basis Of Payments To And From Plan.
     All Benefits under the Plan will be paid by the Company. The Plan will be unfunded, and Benefits hereunder will be paid only from the general assets of the Company.

Section 11.	Other Plan Information.
     (a) Employer And Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 95-4333817. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 515.
     (b) Ending Date For Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.
     (c) Agent For The Service Of Legal Process. The agent for the service of legal process with respect to the Plan is the Chairman of the Compensation Committee, Endwave Corporation, 130 Baytech Drive, San Jose, CA 95134.

Section 12.	Statement Of Erisa Rights.
     Participants in this Plan (which is a welfare benefit plan sponsored by Endwave Corporation) are entitled to certain rights and protections under ERISA. Each Eligible Senior Executive Officer is considered a participant in the Plan and, under ERISA, is entitled to:
     (a) Receive Information About the Plan and Benefits.
          (1) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;
          (2) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies; and
          (3) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.
     (b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of Plan participants and beneficiaries. No one, including the employer of the participants or any other person, may fire a participant or otherwise discriminate against participants in any way to prevent a participant from obtaining a Plan Benefit or exercising his rights under ERISA.
     (c) Enforce Participant Rights. If a participant’s claim for a Plan Benefit is denied or ignored, in whole or in part, the participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
     Under ERISA, there are steps a participant can take to enforce the above rights. For instance, if a participant requests a copy of Plan documents or the latest annual report from the Plan, if applicable, and does not receive them within 30 days, he may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the participant up to $110 a day until he receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.
     If a participant has a claim for Benefits that is denied or ignored, in whole or in part, he may file suit in a state or Federal court.
     If a participant is discriminated against for asserting his rights, the participant may seek assistance from the U.S. Department of Labor, or he may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If the participant is successful, the court may order the person the participant has sued to pay these costs and fees. If the participant loses, the court may order the participant to pay these costs and fees, for example, if it finds his claim is frivolous.
     (d) Assistance with Questions. If a participant has any questions about the Plan, the participant should contact the Plan Administrator. If a participant has any questions about this statement or about his rights under ERISA, or if a participant needs assistance in obtaining documents from the Plan Administrator, the participant should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. Participants may also obtain certain publications about their rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Section 13.	Execution.
     To record the amendment and restatement of the Plan as set forth herein, the Company has caused its duly authorized officer to execute the same this 15 day of September, 2009.

Endwave Corporation
By:	/s/ Edward A. Keible, Jr.
Edward A. Keible, Jr.
Chief Executive Officer

Exhibit A
RELEASE AGREEMENT
     I understand and agree completely to the terms set forth in the Endwave Corporation Senior Executive Officer Severance and Retention Plan (the “Plan”).
     I understand that this Release Agreement, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between Endwave Corporation (the “Company”) and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release Agreement are defined in the Plan.
     I hereby acknowledge my continuing obligations not to use or disclose confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company.
     Except as otherwise set forth in this Release Agreement, in consideration of the benefits I will receive under the Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, current and former directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act, and the California Fair Employment and Housing Act (as amended).
     I understand that I am not releasing any claim that cannot be waived under applicable state or federal law. I am not releasing any rights that I have to be indemnified (including any right to reimbursement of expenses) arising under applicable law, the certificate of incorporation or by-laws (or similar constituent documents of the Company), any indemnification agreement between me and the Company, or any directors’ and officers’ liability insurance policy of the Company. Nothing in this Agreement shall prevent me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any such proceeding with regard to any claim released in this Agreement. Nothing in this Agreement shall prevent me from challenging the validity of the release in a legal or administrative proceeding.
     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release Agreement; (b) I should consult with an attorney prior to signing this Release Agreement (although I may choose voluntarily not to do so); (c) I have 21 [or 45, if more than one employee is terminated; also needs disclosure form] days to consider this Release Agreement (although I may choose voluntarily to sign this Release Agreement earlier); (d) I have seven days following the date I sign this Release Agreement to revoke the Release Agreement by providing written notice to an office of the Company; and (e) this Release Agreement shall not be effective until the date upon which the revocation period has expired unexercised, which shall be the eighth day after I sign this Release Agreement.
     In giving the release herein, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims hereunder.
     I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

Employee Name (print):

Signature:

Date: